                                                                  Exhibit 10.63

                                                     Xbox PLA Contract No. 20108

"[*]" denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.

                             MICROSOFT CORPORATION
                      XBOX(TM) PUBLISHER LICENSE AGREEMENT

This License Agreement (the "Agreement") is entered into and effective as of _______________, 2000 (the "Effective Date") by and between MICROSOFT CORPORATION, a Washington corporation ("Microsoft"), and INFOGRAMES ("Licensee").

      A. Whereas, Microsoft develops and licenses a computer game system, known as the Xbox(TM) game system; and

      B. Whereas, Licensee is an experienced publisher of software products that wishes to develop and/or publish one or more software products running on the Xbox game system, and to license proprietary materials from Microsoft, on the terms and conditions set forth herein.

Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Licensee agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the following terms will have the respective indicated meanings.

      1.1 "ART & MARKETING MATERIALS" shall mean art and mechanical formats for a Software Title including the retail packaging, end user instruction manual with end user license agreement and warranties, Finished Product Unit media label, and any promotional inserts and other materials that are to be included in the retail packaging. Art & Marketing Materials additionally include press releases, marketing, advertising or promotional materials related to the Software Title and/or Finished Product Units (including without limitation web advertising and Licensee's web pages to the extent they refer to the Software Title(s) or the Finished Product Units) which use the Licensed Trademarks in other than a referential manner.

      1.2 "AUTHORIZED REPLICATOR" shall mean a software replicator certified and approved by Microsoft for replication of games that run on Xbox. Upon Licensee's written request, Microsoft will provide Licensee with a copy of the then-current list of Authorized Replicators, but the status of a particular replicator and such list may change from time to time in Microsoft's sole and absolute discretion.

      1.3 "BRANDING SPECIFICATIONS" shall mean the specifications in Exhibit C, and such other design specifications as Microsoft may hereafter provide from time to time, for using the Licensed Trademarks on a Software Title and/or on related product packaging, documentation, and other materials.

      1.4 "COMMERCIAL RELEASE" shall mean (a) with respect to Xbox, the first distribution of an Xbox to the public for payment, and (b) with respect to a Software Title, the earlier of the first distribution of the Software Title for payment or distribution of Finished Product Units that are not designated as beta or prerelease versions.

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      1.5 "DEMO VERSIONS" will mean a Finished Product Unit that (i) contains a small portion of the applicable Software Title, (ii) is provided to end users only to advertise or promote the applicable Software Title (although it may include demonstration versions of other games for Xbox published by Licensee),
(iii) is manufactured in a number of units that has been approved in advance by Microsoft, and (iv) is distributed free or with a suggested retail price of not more than [*].

      1.6 "FINISHED PRODUCT UNIT" shall mean a DVD-9 copy, in software object code only, of a Software Title, in whole or in part.

      1.7 "LICENSED TRADEMARKS" shall mean the Microsoft trademarks depicted in Exhibit B (which Microsoft unilaterally may modify from time to time during the term of this Agreement upon written notice to Licensee).

      1.8 "SOFTWARE TITLE" shall mean the single software product as described in the applicable Exhibit A (i.e., Exhibit A-1, Exhibit A-2, or Exhibit A-n, as the case may be), developed by Licensee, and running on Xbox. A Software Title shall include the improvements and patches thereto (if and to the extent approved by Microsoft), but shall not include any "prequel" or "sequel." If Microsoft approves one or more additional concept(s) for another single software product proposed by Licensee to run on Xbox, pursuant to the procedure set forth in Section 2.1.1 below and the Xbox Guide (as defined in Section 2.1), then upon Microsoft's written approval of such concept, this Agreement, and the term "Software Title," shall be broadened automatically to cover the respective new software product and the parties will prepare, initial and append to this Agreement a new Exhibit A-n for each such additional new software product. Unless otherwise stated within this Agreement, the term "Software Title" shall include Demo Versions of the Software Title.

      1.9 "CERTIFICATION REQUIREMENTS" shall mean the requirements specified in this Agreement (including without limitation the Xbox Guide) for quality, compatibility, and/or performance of a Software Title, and, to the extent not inconsistent with the foregoing standards, the standards of quality and performance generally accepted in the console game industry.

      1.10 "TERRITORY" shall be determined on a Software Title-by-Software Title basis, and shall mean such countries as may be specified in writing by Microsoft when the concept of the applicable Software Title is approved pursuant to Section 2.1.1 below.

      1.11 "XBOX" shall mean the first version (as of the Commercial Release) of Microsoft's Xbox game system, including operating system software and hardware design specifications.

2.    DEVELOPMENT; DELIVERY; APPROVAL

      2.1 SOFTWARE TITLE DEVELOPMENT. Licensee's development activities with respect to each Software Title shall be in accordance with the applicable Exhibit A-n. Subject to the foregoing, Licensee shall use commercially reasonable efforts to develop the Software Title in accordance with the development and commercial release schedule set forth therein. Furthermore, Licensee agrees to be bound by all provisions contained in the then-applicable version of the "Xbox Guide", the current version of which Microsoft or its affiliate will deliver to Licensee when it is completed, after the execution of this Agreement. Licensee understands and agrees that Microsoft may, in its discretion, supplement, revise and update the Xbox Guide from time to time and that upon Licensee's receipt of the applicable supplement, revision or updated version, Licensee automatically shall be bound by all provisions of the then-current

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[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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Xbox Guide; Microsoft will specify in each such supplement, revision or updated version a reasonable effective date of each change if such change or revision is not required to be effective immediately. If Licensee proceeds with the development of a Software Title, Licensee shall deliver each milestone (as described in this Section 2.1) to Microsoft for approval in writing. All certification and playtesting (and applicable fees therefor, if any) will be in accordance with the then-applicable version of the Xbox Guide. If Microsoft does not approve Licensee's submission for a given milestone then Licensee shall correct the problems that contributed to the lack of approval (which problems shall be identified in reasonable detail by Microsoft) provided that if Licensee fails to correct such problems within a reasonable period of time, then Licensee shall immediately cease all development activities for the applicable Software Title's subsequent milestones. Each successive milestone shall comply in all material respects with the characteristics of previously approved milestones. Each software milestone shall be delivered in compiled object code form. Microsoft shall review and approve (or reject) all required submissions within the applicable time frames set forth in the Xbox Guide; provided that if Microsoft reasonably determines that any particular review may require a longer time frame than as set forth in the Xbox Guide, it shall promptly notify Licensee.

            2.1.1 CONCEPT. Licensee shall deliver to Microsoft a written and completed concept submission form (in the form provided by Microsoft to Licensee), including without limitation: (a) a detailed description of the Software Title, including but not limited to (to the extent applicable) title, theme, plot, characters, play elements, and technical specifications; (b) the identities of any proposed subcontractors, and general information about the principal team of individual developers, and (c) an explanation of the design, technical and marketing suitability of the Software Title. Evaluation of the proposed design will be based on criteria including, but not necessarily limited to, the following: (i) originality; (ii) play breadth and depth; (iii) playability; (iv) replayability and long-term interest; and (v) theme, characters and storyline. Technical evaluation of the concept will be based on criteria including, but not necessarily limited to, feasibility of execution and usage of system capabilities (such as graphics, audio, hard drive, play control, online capabilities and peripherals). Marketing suitability will be evaluated based on criteria including, but not necessarily limited to, the following: (i) market viability; (ii) Licensee's marketing commitment (if any); (iii) suitability to the target demographic; and (iv) overall fit with the Xbox certified software products portfolio.

            2.1.2 PRELIMINARY VERSIONS. Licensee may, but will not be required to, deliver to Microsoft certain preliminary versions of the Software Title, as addressed in the Xbox Guide.

            2.1.3 FEATURE-COMPLETE VERSION. Licensee shall deliver to Microsoft a feature-complete version of the Software Title (the "Beta Version"), which includes all features of the Software Title and such other content as may be required under the Xbox Guide. Concurrently with delivery of the Beta Version, Licensee will disclose in writing to Microsoft the details about any and all so-called "hidden characters," "cheats," "easter eggs," "bonus video and/or audio," and similar elements included in the Beta Version and/or intended to be included in the final release version of the Software Title.

            2.1.4 FINAL RELEASE VERSION. Licensee shall deliver to Microsoft, Licensee's proposed final release version of the applicable Software Title that is complete and ready for manufacture and commercial distribution, with the final content rating certification, with identified program errors corrected, and with any and all changes previously requested by Microsoft implemented. However, nothing herein will be deemed to relieve Licensee of its obligation to correct program bugs and errors, whenever discovered (including without limitation after Commercial Release), and Licensee agrees to correct such bugs and errors as soon as possible after discovery (provided that, with respect to bugs or errors discovered after Commercial Release of the applicable Software Title, Licensee will use commercially reasonable efforts to correct the bug/error in all Finished Product Units manufactured after discovery). In addition, Licensee will comply with all certification procedures, guidelines and standards

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set forth in the then-applicable version of the Xbox Guide. Licensee shall not distribute the Software Title, nor manufacture any Finished Product Units intended for distribution, unless and until Microsoft shall have given its final certification and approval of the final release version of the Software Title, and Microsoft shall have provided the code for the final release version to the applicable Authorized Replicator(s).

            2.1.5 PLAYTESTING. Microsoft will playtest at its cost and expense (except under the conditions, if any, set forth in the Xbox Guide) the Beta Version and proposed final release version of each Software Title; if Licensee delivers preliminary versions of a Software Title, Microsoft may (but will not be obligated to) playtest such versions. Microsoft will provide written comments to Licensee regarding the results of its playtest results, and Licensee shall comply with any reasonable requests made by Microsoft to improve the applicable Software Title based on such playtest results. Licensee acknowledges that, notwithstanding its receipt of approvals from Microsoft for prior milestones or versions during the development process, Licensee's proposed final release version of each Software Title must be approved by Microsoft, as set forth in the Xbox Guide. In addition to conforming with the approved concept, with all technical specifications, and with all other requirements set by Microsoft during the development and approval process, each Software Title must achieve a satisfactory rating in final playtesting. Notwithstanding anything to the contrary contained herein, Licensee acknowledges and understands that, in part, the results of playtesting will be subjective, that Microsoft will have the right to deny final approval based on its determination, and that Licensee has and will have no expectation of final approval of any Software Title regardless of any approvals or assessments given or made by Microsoft, informally or formally, at any time. Microsoft shall not reject a Software Title solely on the basis of playtest results, and in the event of a rejection for other reasons, Microsoft will provide Licensee reasonable opportunity to correct the factors that led to the rejection.

            2.1.6 ART & MARKETING MATERIALS. Licensee shall deliver to Microsoft for approval all Art & Marketing Materials as and when developed, whether during development activities or thereafter. Licensee shall not distribute any specific Art & Marketing Materials unless and until Microsoft shall have given its final certification and approval of the specific item.

            2.1.7 DEMO VERSIONS. Unless separately addressed in the Xbox Guide, all rights, obligations and approvals set forth in this Agreement as applying to Software Titles shall equally apply to its Demo Version. Demo Versions may not be distributed by Licensee until approved by Microsoft.

      2.2 CONTENT RATING. Licensee understands and agrees that, without limitation, Microsoft will not give final certification and approval of a Software Title unless and until Licensee shall have obtained, at Licensee's sole cost, a rating of no higher than "Mature (17+)" or its equivalent from the appropriate rating bodies for the applicable Territory (such as, ESRB, ELSPA, etc.) and/or any and all other independent content rating authority/authorities reasonably designated by Microsoft. Licensee shall make any changes to the Software Title required to obtain a rating of no higher than "Mature (17+)" (or its equivalent). In no event shall Licensee distribute any Software Title under an "Adults Only" or higher rating (or equivalent rating). Licensee shall include the applicable rating(s) prominently on Finished Product Units, in accordance with the applicable rating body guidelines.

      2.3 DEVELOPMENT KIT LICENSE. Microsoft or its affiliate will offer to Licensee the opportunity to enter into one or more development kit license(s) (each an "XDK License") pursuant to which Microsoft would license to Licensee software development tools and hardware to assist Licensee in the development of Software Titles, including without limitation certain sample code and other redistributable code which Licensee could incorporate into Software Titles, on such terms and conditions as are contained in the XDK License.

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      2.4 SUBCONTRACTORS. Licensee shall not use any subcontractors or any other third parties to perform software development work in connection with a Software Title unless and until (i) the proposed subcontractor or other third party and (ii) Microsoft shall have executed an XDK license; provided that nothing contained herein will be deemed to require Microsoft or its affiliate to execute an XDK License with any particular person or entity if Microsoft or its affiliate reasonably determines that it is not appropriate to execute such an XDK License.

      2.5 CHANGES OF REQUIREMENTS BY MICROSOFT. Unless otherwise reasonably specified by Microsoft at the respective time: (a) after approval by Microsoft of the Beta Version of a Software Title, Licensee will not be obligated to comply, with respect to such Software Title only, with any subsequent changes made by Microsoft to the technical or content requirements for Software Titles generally in the Xbox Guide; and (b) subject to the immediately preceding clause
(a), any changes made by Microsoft in Branding Specifications or other requirements after final certification of a Software Title by Microsoft will be effective as to such Software Title only on a "going forward" basis (i.e., only to such Art & Marketing Materials and/or Finished Product Units as are manufactured after Microsoft notifies Licensee of the change), unless (i) the change can be accommodated by Licensee with insignificant added expense, or (ii) Microsoft pays for Licensee's direct, out-of-pocket expenses necessarily incurred as a result of its retrospective compliance with the change. In the event Microsoft changes the technical or content requirements for Software Titles, and such changes would apply to a Licensee Software Title the Beta Version of which has not yet been approved by Microsoft and would significantly negatively impact the continued development of the Software Title (e.g., requiring Licensee to incur significant additional costs or setbacks/delays in target release date) then Microsoft shall consider in good faith either waiving the new requirement as to such Software Title, or modifying the requirement or its implementation by Licensee so as to minimize the negative impact of the change.

3.    RIGHTS AND RESTRICTIONS

      3.1   TRADEMARKS.

            3.1.1 LICENSE. In each Software Title, and on each Finished Product Unit (and the packaging therefor), Licensee shall incorporate the Licensed Trademarks and include credit and acknowledgement to Microsoft as set forth in the Branding Specifications and the Xbox Guide. Microsoft grants to Licensee a non-exclusive, non-transferable, personal license to use the Licensed Trademarks, according to the Branding Specifications and other conditions herein, and solely in connection with marketing, sale, and distribution in the Territory of Finished Product Units that meet the Certification Requirements.

            3.1.2 LIMITATIONS. Licensee is granted no right, and shall not purport, to permit any third party to use the Licensed Trademarks in any manner without Microsoft's prior written consent. Licensee's license to use Licensed Trademarks in connection with the Software Title and Finished Product Units shall not extend to the merchandising or sale of related or promotional products under the Licensed Trademarks.

            3.1.3 BRANDING SPECIFICATIONS. Licensee's use of the Licensed Trademarks (including without limitation in Finished Product Unit and Art & Marketing Materials) shall comply with the Branding Specifications in Exhibit C. Licensee shall not use Licensed Trademarks in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the Software Title or Finished Product Units or ownership of the Licensed Trademarks. Upon notice or other discovery of any non-conformance with the requirements or prohibitions of this section, Licensee shall promptly remedy such non-conformance and notify Microsoft of the non-conformance and remedial steps taken.

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            3.1.4 CERTIFICATION REQUIREMENTS. Licensee may use the Licensed Trademarks only in connection with the copies of the Software Title that meet the Certification Requirements. Licensee shall test the Software Title and Finished Product Units for conformance with the Certification Requirements according to generally accepted and best industry practices, and shall keep written or electronic records of such testing during the term of this Agreement and for no less than two (2) years thereafter ("Test Records"). Upon Microsoft's request, Licensee shall provide Microsoft with copies of or reasonable access to inspect the Test Records, Finished Product Units and Software Title (either in pre-release or commercial release versions, as Microsoft may request). Upon notice or other discovery of any non-conformance with the Certification Requirements, Licensee shall promptly remedy such non-conformance in all Finished Product Units wherever in the chain of distribution (subject to Sections 2.1.4 and 2.5 above), and shall notify Microsoft of the non-conformance and remedial steps taken.

            3.1.5 PROTECTION OF LICENSED TRADEMARKS. Licensee shall assist Microsoft, at Microsoft's reasonable cost, in protecting and maintaining Microsoft's rights in the Licensed Trademarks, including preparation and execution of documents necessary to register the Licensed Trademarks or record this Agreement, and giving immediate notice to Microsoft of potential infringement of the Licensed Trademarks. Microsoft shall have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning the Licensed Trademarks, either in its own name or by joining Licensee as a party thereto. Licensee shall not during the Term of this Agreement contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Microsoft's rights or goodwill in the Licensed Trademarks in any country, including attempted registration of any Licensed Trademark, or use or attempted registration of any mark confusingly similar thereto.

            3.1.6 OWNERSHIP. Licensee acknowledges Microsoft's ownership of all Licensed Trademarks, and all goodwill associated with the Licensed Trademarks. Use of the Licensed Trademarks shall not create any right, title or interest therein in Licensee's favor. Licensee's use of the Licensed Trademarks shall inure solely to the benefit of Microsoft.

            3.1.7 NO BUNDLING WITH UNAPPROVED PERIPHERALS, PRODUCTS OR SOFTWARE. Licensee shall not market or distribute any Finished Product Unit bundled with a peripheral product, software or other products that have not been licensed or otherwise approved by Microsoft, nor shall Licensee knowingly permit or assist any third party in such bundling, without Microsoft's prior written consent. Nothing herein shall prevent Licensee from marketing or distributing Finished Product Units packaged or otherwise combined with related non-software merchandise (e.g., related comic books or action figures based on characters in the Software Title).

      3.2 EULA. Licensee shall distribute (directly or indirectly) the Software Title to end users subject to an end user license agreement ("EULA") in a form to be approved by Microsoft prior to any distribution of the Software Title; provided that, in any event, Licensee's EULA for the Software Title shall
(a) name Microsoft as a third party beneficiary, with the right to enforce the agreement, (b) grant the end user the right to use the Software Title on only one Xbox console at a time, and (c) forbid the end user from reverse engineering or decompiling the Software Title or Xbox. Microsoft will have the right to modify its requirements for the EULA at any time, in its discretion, and Licensee shall implement, at its sole cost, all such new requirements as soon as reasonably possible after receiving written notice from Microsoft of such required modifications.

      3.3 NO ELECTRONIC TRANSMISSION; NO ONLINE ACTIVITIES. Licensee shall distribute the Software Title only as embodied in Finished Product Units; specifically, but without limitation, Licensee shall not distribute the Software Title by any means of electronic transmission without the prior written approval of Microsoft, which Microsoft may grant or withhold in its discretion. Furthermore, Licensee will not authorize or permit any online activities involving the Software Title, including without

                                                     Xbox PLA Contract No. 20108

limitation multiplayer, peer-to-peer and/or online play, without the prior written approval of Microsoft, which Microsoft may grant or withhold in its discretion. This Section 3.3 shall not preclude Licensee from taking and filling orders for Finished Product Units over the Internet, not engaging in online marketing activities, subject to Microsoft's approval rights of Art & Marketing Materials set forth elsewhere in this Agreement.

      3.4 NO DISTRIBUTION OUTSIDE THE TERRITORY. Licensee shall distribute Finished Product Units only in the Territory. Licensee shall not directly or indirectly export any Finished Product Units from the Territory nor shall Licensee knowingly permit or assist any third party in doing so, nor shall Licensee distribute Finished Product Units to any person or entity that it has reason to believe may re-distribute or sell such Finished Product Units outside the Territory.

      3.5 NO REPRODUCTION OF FINISHED PRODUCT UNITS EXCEPT BY MICROSOFT OR AUTHORIZED REPLICATORS. Licensee acknowledges that this Agreement does not grant Licensee the right to reproduce or otherwise manufacture Finished Product Units itself, or on its behalf, other than with Microsoft or an Authorized Replicator. Licensee must use Microsoft or an Authorized Replicator to produce Finished Product Units, pursuant to Section 4.

      3.6 NO REVERSE ENGINEERING. Licensee may utilize and study the design, performance and operation of Xbox solely for the purposes of developing the Software Title. Notwithstanding the foregoing, Licensee shall not, directly or indirectly, reverse engineer or aid or assist in the reverse engineering of all or any part of Xbox except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation. Reverse engineering includes, without limitation, decompiling, disassembly, sniffing, peeling semiconductor components, or otherwise deriving source code. In addition to any other rights and remedies that Microsoft may have under the circumstances. Licensee shall be required in all cases to pay royalties to Microsoft in accordance with Section 6 below with respect to any games or other products that are developed, marketed or distributed by Licensee, and derived in whole or in part from the reverse engineering of Xbox or any Microsoft data, code or other material.

      3.7 RESERVATION OF RIGHTS. Microsoft reserves all rights not explicitly granted herein.

      3.8 OWNERSHIP OF THE SOFTWARE TITLES. Except for the intellectual property supplied by Microsoft to Licensee (including without limitation the licenses in the Licensed Trademarks hereunder and the licenses in certain software and hardware granted by an XDK License), ownership of which is retained by Microsoft, insofar as Microsoft is concerned, Licensee will own all rights in and to the Software Titles.

4.    MANUFACTURING

      4.1 APPROVED REPLICATORS. Licensee shall retain only an Authorized Replicator to manufacture all Finished Product Units.

      4.2 TERMS OF USE OF AUTHORIZED REPLICATOR. Licensee will notify Microsoft in writing of the identity of the applicable Authorized Replicator and unless Microsoft agrees otherwise, the agreement for such manufacturing/replication services shall be as negotiated by Licensee and the applicable Authorized Replicator, subject to the following requirements:

            4.2.1 Microsoft, and not Licensee, will provide to the single applicable Authorized Replicator the final release version of the Software Title and all specifications required by Microsoft for the manufacture of the Finished Product Units (including without limitation the Security Technology (as

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defined in Section 4.4 below); Licensee will be responsible for preparing and delivering to the Authorized Replicator all other items required for manufacturing Finished Product Units; and Licensee agrees that all Finished Product Units must be replicated in conformity with all of the quality standards and manufacturing specifications, policies and procedures that Microsoft requires of its Authorized Replicators, and that all so-called "adders" must be approved by Microsoft prior to packaging (in accordance with Section 2.1.6 above);

            4.2.2 Microsoft will have the right, but not the obligation, to be supplied with up to [*] Finished Product Units (including pre-production samples and random units manufactured during production runs) at Licensee's cost but without royalties, for quality assurance and archival purposes;

            4.2.3 The initial manufacturing order for Finished Product Units of each Software Title may not be less than a number specified by Microsoft in the Xbox Guide; although such number may change from time to time during the term of this Agreement, initially it will be [*];

            4.2.4 Microsoft shall not be responsible for ensuring that all Finished Product Units are free of all defects;

            4.2.5 Licensee will use commercially reasonable efforts to cause the Authorized Replicator to deliver to Microsoft true and accurate monthly statements of Finished Product Units manufactured in each calendar month, on a Software Title-by-Software Title basis and in sufficient detail to satisfy Microsoft, within fifteen (15) days after the end of the applicable month, and Microsoft will have reasonable audit rights to examine the records of the Authorized Replicator regarding the number of Finished Product Units manufactured;

            4.2.6 Subject to the approval of Licensee which shall not be unreasonably withheld, Microsoft will have the right to have included in the packaging of Finished Product Units such marketing materials for Xbox and/or other Xbox products or services (other than third-party software title marketing materials) as Microsoft may determine in its reasonable discretion. Microsoft will be responsible for delivering to the Authorized Replicator all such marketing materials as it desires to include with Finished Product Units, and any incremental insertion costs relating to such marketing materials will be borne by Microsoft;

            4.2.7 Microsoft does not guarantee any level of performance by its Authorized Replicators, and Microsoft will have no liability to Licensee for any Authorized Replicator's failure to perform its obligations under any applicable agreement between Microsoft and such Authorized Replicator and/or between Licensee and such Authorized Replicator;

            4.2.8 Prior to placing an order with a replicator/manufacturer for Finished Product Units, Licensee shall confirm with Microsoft that such entity is an Authorized Replicator; Microsoft will endeavor to keep an up-to-date list of Authorized Replicators in the Xbox Guide. Licensee will not place any order for Finished Product Units with any entity that is not at such time an Authorized Replicator. In the event Microsoft de-authorizes an Authorized Replicator, Microsoft will notify Licensee as far in advance as possible under the circumstances, and in no event later than notice provided to any other Xbox publisher.

      4.3 APPROVAL OF NEW AUTHORIZED REPLICATOR. If Licensee requests that Microsoft certify and approve a third party replicator that is not then an Authorized Replicator, Microsoft will consider

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[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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such request in good faith. Licensee acknowledges and agrees that Microsoft may condition certification and approval of such third party on the execution of an agreement in a form satisfactory to Microsoft pursuant to which such third party agrees to strict quality standards, non-disclosure requirements, license fees for use of Microsoft intellectual property and trade secrets, and procedures to protect Microsoft's intellectual property and trade secrets. Notwithstanding anything contained herein, Licensee acknowledges that Microsoft is not required to certify or approve any particular third party as an Authorized Replicator, and that the certification and approval process may be time-consuming.

      4.4 SECURITY. Microsoft will have the right to add to the final release version of the Software Title delivered by Licensee to Microsoft, and to all Finished Product Units, such digital signature technology and other security technology and copyright management information (collectively, "Security Technology") as Microsoft may determine to be necessary, and/or Microsoft may modify the signature included in any Security Technology included in the Software Title by Licensee at Microsoft's direction. Additionally, Microsoft may add Security Technology that prohibits the play of Software Titles on Xbox units manufactured in a region or country different from the location of manufacture of the respective Finished Product Units. Microsoft shall supply Licensee with technical information relating to Security Technology; provide prior notice before adding Security Technology to Licensee's Software Title; and provide prior notice of any modifications, changes or updates to the Security Technology during the term of this Agreement. In addition, Microsoft or Licensee shall cause the Authorized Replicator to create several test versions of the Finished Product Unit (after the Security Technology has been added) that shall be provided to both Microsoft and Licensee for evaluation. Prior to full manufacture of Finished Product Units by the Authorized Replicator, both parties shall have approved of such test versions. Microsoft's approval shall be a condition precedent to manufacture, however Licensee alone shall have the right to grant the final approval and shall work directly with the Authorized Replicator regarding the production run.

5.    MARKETING, SALES AND SUPPORT

      5.1 LICENSEE RESPONSIBLE. As between Microsoft and Licensee, Licensee shall be solely responsible for marketing and sales of the Software Title, and for providing technical and all other support to the end users of the Finished Product Units, and Microsoft shall be solely responsible for Xbox hardware support. Licensee will provide all end users of Software Titles contact information (including without limitation Licensee's street address and telephone number, and the applicable individual/group responsible for customer support). Such end user support will be consistent with the then-applicable console game industry standards. Licensee acknowledges and agrees that Microsoft will have no support responsibilities whatsoever to end users of the Software Title or with respect to Finished Product Units.

      5.2 ART & MARKETING MATERIALS. In accordance with Section 2.1.6 above, Licensee shall submit all Art & Marketing Materials to Microsoft, and Licensee shall not distribute such Art & Marketing Materials unless and until Microsoft has approved them in writing. Prior to publication of any Art & Marketing Materials, Licensee agrees to incorporate all changes relating to use of the Licensed Trademarks that Microsoft may request, and will use its commercially reasonable efforts to incorporate other changes reasonably suggested by Microsoft (provided, however, that Licensee shall at all times comply with the requirements set forth in the Branding Specifications and/or the Xbox Guide). Once approved by Microsoft, Art & Marketing Materials, or particular elements thereof, may be reused and republished in related Art & Marketing Materials without the need for additional review or approval by Microsoft, provided that the other elements of such related Art & Marketing Materials shall be subject to Microsoft's approval as provided in Section 2.1.6. By way of example only, elements of the approved packaging for a Software Title may be incorporated into advertisements or point-of-purchase ("POP") displays without requiring additional review or approval by Microsoft of the elements taken from the previously approved packaging (so long as such reused elements are accurately depicted in the ads or

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POP displays), but the other elements (other than the reused or republished elements) of the ads or POP displays shall require review and approval by Microsoft as set forth herein.

            5.2.1 APPROVAL PROCESS. Microsoft's failure to provide a written response of approval or disapproval to any Art and Marketing Materials submission within ten (10) business days of any submission shall not be deemed an approval of such submission. If Microsoft fails to provide a written response within such ten business day period, Licensee shall so notify Microsoft in writing, and if Microsoft fails to provide a written response of approval or disapproval of the Art & Marketing Materials submission within the ten business day period following Licensee's notice, the Art & Marketing Materials shall be deemed approved. Without limiting the foregoing, the parties will work in good faith to agree on a process by which certain Art & Marketing Materials may be pre-approved and/or reviewed within shorter time periods.

      5.3 WARRANTY. Licensee shall provide the original end user of any Finished Product Unit a minimum ninety (90) day limited warranty that the Finished Product Unit will perform in accordance with its user documentation or Licensee will provide a replacement Finished Product Unit at no charge.

      5.4 RECALL. Notwithstanding anything to the contrary contained in this Agreement (including without limitation Section 2.1.4), in the event of a material defect in a Software Title and/or any Finished Product Units, which defect in the reasonable judgement of Microsoft would significantly impair the ability of an end user to play such Software Title or Finished Product Unit, Microsoft may require Licensee to recall Finished Product Units and undertake prompt repair or replacement of such Software Title and/or Finished Product Units. No recall shall be required unless and until a senior executive of both parties consult in good faith with respect to the need and/or merit of any such potential recall, and Microsoft considers in good faith Licensee's concerns about recall and alternative approaches to successfully correcting such material defects. Without limiting the foregoing, the parties agree that a recall of Finished Product Units that are already available to end users at the retail level is a drastic remedy that should only be considered a last resort when repair or other remedial measures are not reasonably viable alternatives.

      5.5 SOFTWARE TITLE LICENSE. Subject to third party rights of which Licensee shall have informed Microsoft in writing at the time of delivery of the feature-complete version of the applicable Software Title, Licensee hereby grants to Microsoft a fully-paid, royalty-free, non-exclusive license (i) to publicly perform the Software Titles at conventions, events, trade shows, press briefings, and the like (provided that Microsoft shall notify Licensee prior to publicly performing the Software Title or a Demo Version thereof); (ii) to use the title of the Software Title, and screen shots from the Software Title, in advertising and promotional material relating to Xbox and related Microsoft products and services, as Microsoft may reasonably deem appropriate; and (iii) distribute Demo Versions with the official Xbox magazine or other marketing opportunities. The foregoing rights shall be subject to Microsoft's agreement to consult on a regular basis with Licensee about advertising, marketing and promotional events relating to the Software Title; and Microsoft further agrees to consult with Licensee in advance of any marketing or advertising campaign that makes significant use of or reference to the Software Title.

6.    PAYMENTS

      6.1 ROYALTIES. Licensee shall pay Microsoft royalties, on a Software Title-by-Software Title basis, for each Finished Product Unit manufactured, in accordance with the following table:

                                                    Xbox PLA Contract No. 20108

FINISHED PRODUCT UNITS MANUFACTURED    ROYALTY PER APPLICABLE FINISHED PRODUCT UNIT
                                                        US DOLLARS
                                                           YEN
                                                          EUROS
                [*]                                        [*]

                [*]                                        [*]

                [*]                                        [*]

                [*]                                        [*]

Notwithstanding the foregoing, no royalties will be payable hereunder with respect to any Demo Versions.

      6.2 ROYALTY PAYMENTS. Licensee shall have the option of paying the above royalties in US Dollars, Japanese Yen or Euros, according to the terms of this Section. By designating the appropriate box below, Licensee may choose to pay royalties on either a "Worldwide" or "Regional" basis. Such designation shall be binding throughout the term of this Agreement for all of Licensee's Software Titles. If Licensee elects to pay on a Worldwide basis, it shall pay royalties in US Dollars regardless of where the Finished Product Units are distributed or manufactured. If Licensee elects to pay on a Regional basis, it shall pay royalties in US Dollars, Japanese Yen or Euros in accordance with the table set forth in Section 6.1 but subject to the rest of this Section 6.2:

            (i) If the Authorized Replicator manufacturing the Finished Product Units is located in Japan, Singapore, Malaysia or Taiwan, Licensee shall pay its royalty denominated in Japanese Yen for such Finished Product Units.

            (ii) If the Authorized Replicator manufacturing the Finished Product Units is located in a member country of the European Union, Licensee shall pay its royalty denominated in Euros for such Finished Product Units.

            (iii) If the Authorized Replicator manufacturing the Finished Product Units is located in any other country or region of the world, Licensee shall pay its royalty denominated in US Dollars for such Finished Product Units.

Notwithstanding the foregoing, in the event the conversion ratio for either Yen or Euros to Dollars, as described in the US edition of the Wall Street Journal, falls outside the foreign exchange trading range as set forth in the chart below, for a period of time greater than 30 consecutive days, Microsoft may then readjust the royalty amounts set forth in Section 6.1 for that currency. Such readjustments shall be made in Microsoft's good faith discretion according to its normal practices.

                                       [*]

----------
[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                                     Xbox PLA Contract No. 20108

                         Worldwide  _________ (initials)

                         Regional   _________ (initials)

      6.3 PAYMENT PROCESS. After its receipt from the applicable Authorized Replicator(s) of each monthly statement of Finished Product Units manufactured, Microsoft will invoice Licensee for the amount owed to Microsoft pursuant to
Section 6.1 above based upon the applicable statement. Licensee shall pay to Microsoft the full amount invoiced within thirty (30) calendar days after the date of the respective invoice. Payment will be made by wire transfer, in immediately available funds, to an account, and in accordance with a reasonable procedure, to be specified in writing by Microsoft.

      6.4 AUDIT. Licensee shall keep all usual and proper records related to its performance (and any subcontractor's performance) under this Agreement, including support for any cost borne by or income due to Microsoft, for a minimum period of three (3) years from the date they are created. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles. Microsoft reserves the right, upon twenty-four
(24) hours' notice, to audit Licensee's records and consult with Licensee's accountants for the purpose of verifying royalty amounts due and for a period of two (2) years thereafter. Any such audit shall be made by an independent certified public accountant (other than on a contingency basis), and shall be conducted during regular business hours at the Licensee's (or any applicable subcontractor's) offices and in a manner which will not interfere with Licensee's normal business activities. All of the information contained in the Licensee's books and records shall be kept confidential, and the parties agree that information inspected or copied on behalf of Microsoft shall be used only for the purpose of determining the accuracy of the royalty statements, and shall be revealed only to those officers, directors, employees, agents or representatives of Microsoft as shall be reasonably necessary to verify the accuracy of those statements. Any such audit shall be paid for by Microsoft unless material discrepancies are disclosed. "Material" shall mean [*] of the royalties due to Microsoft within the audit period. If material discrepancies are disclosed, Licensee agrees to pay Microsoft for the costs associated with the audit, as well as reimburse Microsoft for all over-charged amounts, plus interest at a rate of [*] per annum.

      6.5   TAXES.

            6.5.1 The royalties to be paid by Licensee to Microsoft herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, customs and other duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or consumption tax or any value added tax or business transfer tax now or hereafter imposed on the provision of goods and services to Licensee by Microsoft under this Agreement, regardless of whether the same are separately stated by Microsoft (all such taxes and other charges being referred to herein as "Taxes"). All Taxes (and any penalties, interest, or other additions to any Taxes), with the exception of taxes imposed on Microsoft's net income or with respect to Microsoft's property ownership, shall be the financial responsibility of Licensee. Licensee agrees to indemnify, defend and hold Microsoft harmless from any such Taxes or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes.

            6.5.2 Licensee will pay all applicable value added, sales and use taxes and other taxes levied on it by a duly constituted and authorized taxing authority on the XDKs or any transaction related

----------
[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                                     Xbox PLA Contract No. 20108

thereto in each country in which the services and/or property are being provided or in which the transactions contemplated hereunder are otherwise subject to tax, regardless of the method of delivery. Any taxes that are owed by Licensee,
(i) as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required or permitted to be collected from Licensee by Microsoft under applicable law, and (iii) are based upon the amounts payable under this Agreement (such taxes described in (i), (ii), and (iii) above the "Collected Taxes"), shall be remitted by Licensee to Microsoft, whereupon, upon request, Microsoft shall provide to Licensee tax receipts or other evidence indicating that such Collected Taxes have been collected by Microsoft and remitted to the appropriate taxing authority. Licensee may provide to Microsoft an exemption certificate acceptable to Microsoft and to the relevant taxing authority (including without limitation a resale certificate) in which case, after the date upon which such certificate is received in proper form, Microsoft shall not collect the taxes covered by such certificate.

            6.5.3 If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by Licensee to Microsoft, Licensee may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing authority; provided, however, that Licensee shall promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a U.S. Foreign Tax Credit. Licensee will make certain that any taxes withheld are minimized to the extent possible under applicable law.

            6.5.4 This tax Section 6.5 shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

7.    NON-DISCLOSURE; ANNOUNCEMENTS

      7.1 NON-DISCLOSURE AGREEMENT. The information, materials and software exchanged by the parties hereunder or under an XDK License, including the terms and conditions hereof and of the XDK License, shall be subject to the Non-Disclosure Agreement between the parties attached hereto and incorporated herein by reference as Exhibit D.

      7.2 PUBLIC ANNOUNCEMENTS. The parties contemplate that they will coordinate the issuance of initial press releases, or a joint press release, announcing the relationship established by the execution of this Agreement. However, neither party shall issue any such press release or make any such public announcement(s) without the express prior consent of the other party, which consent will not be unreasonably withheld or delayed. Furthermore, the parties agree to use their commercially reasonable efforts to coordinate in the same manner any subsequent press releases and public announcements relating to their relationship hereunder prior to the issuance of the same. Nothing contained in this Section 7.2 will relieve Licensee of any other obligations it may have under this Agreement, including without limitation its obligations to seek and obtain Microsoft approval of Art & Marketing Materials.

      7.3 REQUIRED PUBLIC FILINGS. Notwithstanding Sections 7.1 and 7.2, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities, and/or Microsoft will prepare a redacted version of this Agreement for filing.

                                                     Xbox PLA Contract No. 20108

8.    TERM AND TERMINATION

      8.1 TERM. The term of this Agreement shall commence on the Effective Date and unless terminated earlier as provided herein, shall continue until [*]

      8.2 TERMINATION FOR BREACH. In the event either party shall materially fail to perform or comply with this Agreement or any provision thereof, and fail to remedy the default within thirty (30) days after the receipt of notice to that effect, then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement upon written notice. Any notice of default hereunder shall be prominently labeled "NOTICE OF DEFAULT"; provided, however, that if the default is of Section 3 or
7.1 above, or an XDK License, then the non-defaulting party may terminate this Agreement immediately upon written notice, without being obligated to provide a thirty-day cure period. The rights and remedies provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement. If the uncured default is related to a particular Software Title, then the party not in default will have the right, in its discretion, to terminate this Agreement in its entirety or with respect to the applicable Software Title.

      8.3 COMPLIANCE WITH XBOX GUIDE. In the event that Microsoft reasonably determines, at any time prior to the Commercial Release of a Software Title, that such Software Title is in significant material noncompliance with the requirements set forth in the Xbox Guide, and Microsoft has provided Licensee with a reasonable opportunity to correct such noncompliance, then Microsoft will have the right to terminate this Agreement, without cost or penalty, upon written notice to Licensee solely with respect to such Software Title, in Microsoft's sole discretion and notwithstanding any prior approvals given by Microsoft pursuant to Section 2 above.

      8.4 EFFECT OF TERMINATION; SELL-OFF RIGHTS. Upon termination or expiration of this Agreement, Licensee shall have no further right to exercise the rights licensed hereunder or otherwise acquired in relation to this Agreement and shall promptly return any and all copies of the Licensed Trademarks. Licensee shall have a period of [*] following expiration of this Agreement, or termination for a reason other than Licensee's breach, to sell-off its inventory of Finished Product Units existing as of the date of termination or expiration, after which sell-off period Licensee immediately shall destroy all Finished Product Units then in its possession or under its control. All of Licensee's obligations under this Agreement shall continue to apply during such six-month sell-off period. If this Agreement is terminated due to Licensee's material uncured breach, Licensee shall immediately destroy all Finished Product Units not yet distributed to Licensee's distributors, dealers and/or end users. If requested by Microsoft in writing, Licensee will deliver to Microsoft the written certification by an officer of Licensee confirming the destruction of Finished Product Units required hereunder.

      8.5   SURVIVAL. The following provisions shall survive termination of this
Agreement: 1, 3.6, 5.1, 5.3, 5.4, 6, 7, 8.4, 8.5, 9, 10, 11 and 12.

9.    WARRANTIES

      9.1   LICENSEE. Licensee warrants and represents that:

            9.1.1 It has the full power to enter into this Agreement;

----------
[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                                     Xbox PLA Contract No. 20108

            9.1.2 It has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Microsoft herein; and

            9.1.3 The Software Title, Finished Product Units, Art & Marketing Materials (excluding those portions that consist of the Licensed Material, Licensed Trademarks, and redistributable components of the so-called "XDK" in the form as delivered to Licensee by Microsoft pursuant to an XDK License) do not and will not infringe upon or misappropriate any third party trade secrets, copyrights, trademarks, patents, publicity, privacy or other proprietary rights.

      9.2   MICROSOFT. Microsoft warrants and represents that:

            9.2.1 It has the full power to enter into this Agreement; and

            9.2.2 It has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Licensee herein.

      9.3 DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 9, MICROSOFT PROVIDES ALL MATERIALS (INCLUDING WITHOUT LIMITATION THE SECURITY TECHNOLOGY) AND SERVICES HEREUNDER ON AN "AS IS" BASIS, AND MICROSOFT DISCLAIMS ALL OTHER WARRANTIES UNDER THE APPLICABLE LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, REGARDING THE MATERIALS AND SERVICES IT PROVIDES HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF FREEDOM FROM COMPUTER VIRUSES. WITHOUT LIMITATION, MICROSOFT PROVIDES NO WARRANTY OF NON-INFRINGEMENT.

      9.4 LIMITATION OF LIABILITY. THE MAXIMUM LIABILITY OF MICROSOFT TO LICENSEE OR ANY THIRD PARTY ARISING OUT OF THIS AGREEMENT SHALL BE THE TOTAL AMOUNTS RECEIVED BY MICROSOFT HEREUNDER. FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL MICROSOFT BE LIABLE TO LICENSEE FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO ANY CLAIMS RELATING TO THE SECURITY TECHNOLOGY AND/OR ITS AFFECT ON ANY SOFTWARE TITLE.

10.   INDEMNITY

      10.1 INDEMNIFICATION. A claim for which indemnity may be sought hereunder shall be referred to as a "Claim."

            10.1.1 MUTUAL INDEMNIFICATION. Each party hereby agrees to indemnify, defend, and hold the other party harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim that, taking the claimant's allegations to be true, would result in a breach by the indemnifying party of any of its warranties and covenants set forth in Section 9.

            10.1.2 ADDITIONAL LICENSEE INDEMNIFICATION OBLIGATION. Licensee further agrees to indemnify, defend, and hold Microsoft harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim regarding any Software Title or Finished Product Unit, including without limitation any claim relating to quality, performance, safety or conformance with the Certification Requirements, or arising out of Licensee's use of the Licensed Trademarks in breach of this Agreement.

                                                     Xbox PLA Contract No. 20108

      10.2 NOTICE AND ASSISTANCE. The indemnified party shall: (i) provide the indemnifying party reasonably prompt notice in writing of any Claim and permit the indemnifying party to answer and defend such Claim through counsel chosen and paid by the indemnifying party; and (ii) provide information, assistance and authority to help the indemnifying party defend such Claim. The indemnified party may participate in the defense of any Claim at its own expense. The indemnifying party will not be responsible for any settlement made by the indemnified party without the indemnifying party's written permission, which will not be unreasonably withheld or delayed. In the event the indemnifying party and the indemnified party agree to settle a Claim, the indemnified party agrees not to publicize the settlement without first obtaining the indemnifying party's written permission.

      10.3 INSURANCE. Prior to distribution of any Software Title, Licensee at its sole cost and expense shall have endorsed Microsoft as an additional insured on Licensee's media perils errors and omissions liability policy for claims arising in connection with production, development and distribution of each Software Title in an amount no less than [*] on a per occurrence or per incident basis. Coverage provided to Microsoft under the policy shall be primary to and not contributory with any insurance maintained by Microsoft. Upon request, Licensee agrees to furnish copies of the additional insured endorsement and/or a certificate of insurance evidencing compliance with this requirement.

11.   PROTECTION OF PROPRIETARY RIGHTS

      11.1 MICROSOFT INTELLECTUAL PROPERTY. In the event Licensee learns of any infringement or imitation of the Licensed Trademarks, the Software Title or the Finished Product Units, or the proprietary rights in or related to any of them, it will promptly notify Microsoft thereof. Microsoft may take such action as it deems advisable for the protection of its rights in and to such proprietary rights, and Licensee shall, if requested by Microsoft, cooperate in all reasonable respects therein at Microsoft's expense. In no event, however, shall Microsoft be required to take any action if it deems it inadvisable to do so. Microsoft will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

      11.2 LICENSEE INTELLECTUAL PROPERTY. Licensee, without the express written permission of Microsoft, may bring any action or proceeding relating to this infringement or potential infringement, to the extent such infringement involves any proprietary rights of Licensee (provided that Licensee will not have the right to bring any such action or proceeding involving Microsoft's intellectual property). Licensee shall make reasonable efforts to inform Microsoft regarding such actions in a timely manner. Licensee will have the right to retain all proceeds it may derive from any recovery in connection with such actions. Licensee agrees to use all commercially reasonable efforts to protect and enforce its proprietary rights in the Software Title.

      11.3 JOINT ACTIONS. Licensee and Microsoft may agree to jointly pursue cases of infringement involving the Software Titles (since such products will contain intellectual property owned by each of them). Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court (in which case the terms of Sections 11.1 and 11.2 will apply), in the event Licensee and Microsoft jointly prosecute an infringement lawsuit under this provision, any recovery shall be used first to reimburse Licensee and Microsoft for their respective reasonable attorneys' fees and expenses, pro rata, and any remaining recovery shall also be given to Licensee and Microsoft pro rata based upon the fees and expenses incurred in bringing such action.

----------
[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                                     Xbox PLA Contract No. 20108

12.   GENERAL

      12.1 GOVERNING LAW; VENUE; ATTORNEYS FEES. This Agreement shall be construed and controlled by the laws of the State of Washington, U.S.A., and Licensee consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, U.S.A., unless no federal jurisdiction exists, in which case Licensee consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington, U.S.A. Licensee waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses. This choice of jurisdiction provision does not prevent Microsoft from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction.

      12.2 NOTICES; REQUESTS. All notices and requests in connection with this Agreement shall be deemed given as of the day they are (i) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or
(ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

            Licensee:         _____________________
                              _____________________
                              _____________________
                              _____________________

            Attention:        _____________________
            Fax:              _____________________
            Phone:            _____________________

            Microsoft:        MICROSOFT CORPORATION
                              One Microsoft Way
                              Redmond, WA  98052-6399

            Attention:        _____________________

            with a cc to:     MICROSOFT CORPORATION
                              One Microsoft Way
                              Redmond, WA  98052-6399

            Attention:        Law & Corporate Affairs Department
                              Product Development & Marketing
            Fax:              (425) 936-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

      12.3  ASSIGNMENT.

            12.3.1 BY LICENSEE. Except as expressly provided to the contrary in this Section 12.3.2, Licensee may not assign this Agreement or any portion thereof, to any third party unless Microsoft expressly consents to such assignment in writing. For the purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in a party's

                                                     Xbox PLA Contract No. 20108

stock, or of all or substantially all of its assets to a third party (a "Sale Event") shall be deemed to be an assignment. Notwithstanding the foregoing, Licensee may assign this Agreement without Microsoft's consent to any affiliate of Licensee that controls, is controlled by, or is under common control with, Licensee, so long as (i) such assignment is not undertaken in connection with a Sale Event, or (ii) such assignment is undertaken in connection with a Sale Event but each third party involved in such Sale Event is not considered by Microsoft, in Microsoft's reasonable good faith judgment, to be a competitor to Microsoft in the game hardware or software business. In any event, no assignment of this Agreement or any portion thereof shall release Licensee from any of its obligations under this Agreement, and Licensee and any permitted assignee shall be jointly and severally liable for the performance of all duties and obligations herein.

            12.3.2 BY MICROSOFT. Microsoft will have the right to assign this Agreement and/or any portion thereof as Microsoft may deem appropriate.

            12.3.3 This Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

      12.4 NO PARTNERSHIP. Microsoft and Licensee are entering into a license pursuant to this Agreement and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

      12.5 SEVERABILITY. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

      12.6 INJUNCTIVE RELIEF. The parties agree that Licensee's threatened or actual unauthorized use of the Licensed Trademarks whether in whole or in part, may result in immediate and irreparable damage to Microsoft for which there is no adequate remedy at law, and that either party's threatened or actual breach of the confidentiality provisions may cause like damage to the nonbreaching party, and in such event the nonbreaching party shall be entitled to appropriate injunctive relief, without the necessity of posting bond or other security.

                                                     Xbox PLA Contract No. 20108

      12.7 ENTIRE AGREEMENT; MODIFICATION; NO OFFER. The parties hereto agree that this Agreement (including all Exhibits hereto, and the Microsoft Non-Disclosure Agreement to the extent incorporated herein) and the Xbox Guide (as applicable from time to time) constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent hereto signed on behalf of Licensee and Microsoft by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date on the dates indicated below.

MICROSOFT CORPORATION                      INFOGRAMES NORTH AMERICA INC.

/S/ J Allard                               /S/ Yves Blehant
_____________________________________      _____________________________________
By (sign)                                  By (sign)

J Allard                                   Yves Blehant
_____________________________________      _____________________________________
Name (Print)                               Name (Print)

General Manager                            Senior Vice President
_____________________________________      _____________________________________
                                           Title
Title

5/14/01                                    4/18/01
_____________________________________      _____________________________________
Date                                       Date

                                                     Xbox PLA Contract No. 20108


                                  EXHIBIT A-1
                         DESCRIPTION OF SOFTWARE TITLE

                                                     Xbox PLA Contract No. 20108


                                   EXHIBIT B
                              LICENSED TRADEMARKS


                           [insert Xbox design here]

                                                     Xbox PLA Contract No. 20108


                                   EXHIBIT C
                            BRANDING SPECIFICATIONS

The following guidelines apply whenever Licensee places a copy of any Licensed Trademark on the Software Title, or related collateral materials.

      - Licensee may use the Licensed Trademarks solely on the retail box, documentation, and Art & Marketing Materials for the Software Title, and in no other manner.

      - Licensee's name, logo, or trademark must appear on any materials where the Licensed Trademarks are used, and must be larger and more prominent than the Licensed Trademarks.

      - The Licensed Trademarks may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by this Agreement.

      - The Licensed Trademarks may not be included in any non-Microsoft trade name, business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademark.

      - Licensee may use the Licensed Trademarks only as provided by Microsoft electronically or in hard copy form. Except for size subject to the restrictions herein, the Licensed Trademarks may not be altered in any manner, including proportions, colors, elements, etc., or animated, morphed, or otherwise distorted in perspective or dimensional appearance.

      - The Licensed Trademarks may not be combined with any other symbols, including words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

      - The Licensed Trademarks (including but not limited to Microsoft's logos, logotypes, trade dress, and other elements of product packaging and web sites) may not be imitated.

      - The Licensed Trademarks may not be used as a design feature in any materials.

      - The Licensed Trademarks must stand alone. A minimum amount of empty space must surround the Licensed Trademarks separating it from any other object, such as type, photography, borders, edges, and so on. The required area of empty space around the Licensed Trademarks must be 1/2x, where x equals the height of the Licensed Trademarks.

      - Each use of the Licensed Trademarks must include the notice: "Xbox is a trademark of Microsoft Corporation in the United States and/or other countries and is used under license from Microsoft".

ADDITIONAL GUIDELINES FOR PROPER USE OF THE "XBOX" WORD MARK:

      - Use the trademark symbol ("(TM)") at the upper right corner or baseline immediately following the name "Xbox". This symbol should be used at the first or most prominent mention. Please be sure to spell Xbox as one word, with no hyphen and with no space between "X" and "box".

                                                     Xbox PLA Contract No. 20108

      -     Include the following notice on materials referencing Xbox:

                  "Xbox is a trademark of Microsoft Corporation."

      - Trademarks identify a company's goods or services. Xbox is not a generic thing, but rather a brand of game system from Microsoft. A trademark is a proper adjective that modifies the generic name or descriptor of a product or service. The descriptor for Xbox is "game system." i.e., "Xbox(TM) game system." Use the descriptor immediately after mention of "Xbox". You should not combine the Xbox trademark with an improper generic name or descriptor. For example, game programs designed to run on the Xbox game system are not "Xbox games," but rather "games for the Xbox system" or "Xbox certified games."

      - The Xbox trademark may never be abbreviated. Do not use "X" by itself to represent "Xbox."

                                                     Xbox PLA Contract No. 20108


                                    EXHIBIT D
                            NON-DISCLOSURE AGREEMENT


                                     - 24 -